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                                                                      EXHIBIT 16




May 30, 1996





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

We have read Item 4 of Form 8-K dated May 30, 1996 of IBT Bancorp, Inc. and are in agreement with the statements contained in the second, third and fifth paragraphs thereof. We have no basis to agree or disagree with other statements of the Registrant contained therein.



                                        Andrews, Hooper, & Pavlik, P.L.C.